Exhibit 10(z)(9)

                              CONSULTING AGREEMENT

      AGREEMENT made as of May 9, 1996 between LONG ISLAND LIGHTING COMPANY, a New York corporation, having its principal offices at 175 East Old Country Road, Hicksville, New York 11801 (hereinafter the "Company") and LIONEL M. GOLDBERG, residing in Glen Cove, New York (hereinafter the "Consultant");
     WHEREAS, the Company has requested that the Consultant perform services for it; and
     WHEREAS, the Consultant is willing to perform consulting services for the Company;

      NOW THEREFORE, it is agreed that:

      1. Effective May 9, 1996, the Consultant will be engaged as a Consulting Director for a period ending on the day of the 1997 Annual Meeting of Shareowners. The Consultant will advise and counsel the Board of Directors and any of its committees on various business and financial matters and any other areas requested by or on behalf of the Board of Directors of the Company.

      2. For such services, the Consultant will receive an annual retainer equal to the annual retainer paid to a duly elected Director, an additional $500.00 for each Board or Committee meeting attended and the same pension and health benefits provided to a duly elected director. Consultant acknowledges that he will participate in the Company's Directors' Stock Unit Retariner Plan, which was effective January 1, 1996, and that at least 50% of Consultant's retainer will be applied to the purchase of stock units.

     3. The Consultant shall have the right to participate as a Consulting Director in the Company's Deferred Compensation Plan for Directors and the Company's Retirement Income Plan for Directors.

     4. This agreement shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, this agreement has been executed this 17th day of May, 1996.


CONSULTANT                         LONG ISLAND LIGHTING COMPANY



/S/ LIONEL M. GOLDBERG                     /S/ KATHLEEN A. MARION
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LIONEL M. GOLDBERG                            CORPORATE SECRETARY